UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2013

OCONEE FEDERAL FINANCIAL CORP.

(Exact name of Registrant as specified in its charter)

Federal	001-35033	32-0330122
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 East North Second Street, Seneca, South Carolina 29678

(Address of principal executive offices)

(864) 882-2765

Registrant’s telephone number, including area code

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On June 19, 2013, the Board of Directors of Oconee Federal Financial Corp. (the “Company”) authorized a stock repurchase program pursuant to which the Company intends to purchase up to 150,000 of its issued and outstanding shares of common stock, which represents approximately 8.31% of the Company’s issued and outstanding shares (excluding shares that Oconee Federal, MHC currently holds).  The repurchase program will commence immediately.  The timing of the purchases will depend on certain factors, including but not limited to, market conditions and prices, available funds and alternative uses of capital.  The stock repurchase program may be carried out through open-market purchases, block trades, negotiated private transactions and pursuant to a trading plan that will be adopted in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934.  Any repurchased shares will be held by the Company as treasury shares.

In connection with the authorization of this stock repurchase program, the Board of Directors of the Company terminated the Company’s existing stock repurchase program, which had authorized the Company to purchase up to 175,000 shares of its issued and outstanding common stock.  The Company had previously purchased a total of 137,700 shares of its common stock at a weighted average price of $15.56 per share under the existing stock repurchase program.

Item 9.01                                           Financial Statements and Exhibits

(a)                                                                                 Financial Statements of businesses acquired.  Not Applicable.

(b)                                                                                 Pro forma financial information.  Not Applicable.

(c)                                                                                  Shell company transactions. None.

(d)                                                                                 Exhibits. None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCONEE FEDERAL FINANCIAL CORP.

Date: June 21, 2013	By:	/s/ Curtis T. Evatt
Curtis T. Evatt
Executive Vice President and Chief Financial Officer
(Duly Authorized Representative)